UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2002

DIVERSA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-29173	22-3297375
(Commission File No.)	(IRS Employer Identification No.)

4955 DIRECTORS PLACE
SAN DIEGO, CALIFORNIA 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 526-5000

Item 5. Other Events.

On December 4, 2002, Diversa Corporation issued the press release attached hereto as Exhibit 99.1.

In connection with entering into the transactions referred to in the press release, Diversa Corporation amended its rights agreement to provide that, with respect to Syngenta Participations AG, Syngenta Seeds AG and their respective affiliates, the threshold will be 22% rather than 15% for the aggregate beneficial ownership of Diversa’s common stock that their holdings may not exceed without triggering the separation of the rights under the rights agreement from Diversa’s common stock. In the event that the Transaction Agreement relating to the transactions referred to in the press release is terminated pursuant to its terms, the amendment to the rights agreement will be deemed null and void and of no force or effect.

Item 7. Exhibits.

Exhibits.

4.4	First Amendment to Rights Agreement by and between Diversa and American Stock Transfer and Trust Company as Rights Agent, dated as of December 2, 2002.

99.1	Press Release dated December 4, 2002.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSA CORPORATION

Dated: December 4, 2002	By:	/s/ Karin Eastham
Name: Karin Eastham Title: Senior Vice President, Finance, Chief Financial Officer and Secretary

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INDEX TO EXHIBITS

4.4	First Amendment to Rights Agreement by and between Diversa and American Stock Transfer and Trust Company as Rights Agent, dated as of December 2, 2002.

99.1	Press Release dated December 4, 2002.